Exhibit (j)(2)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Latin America Fund, and Fidelity Advisor Global Equity Fund which is included in Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A.



 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    February 23, 1999